UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2025

Atara Biotherapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36548	46-0920988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1280 Rancho Conejo Blvd
Thousand Oaks, California	91320
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (805) 623-4211

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On March 25, 2025, it was agreed that the employment of Eric Hyllengren, the Chief Financial Officer and Chief Operating Officer of Atara Biotherapeutics, Inc. (the “Company”), would end effective March 31, 2025.

In connection with Mr. Hyllengren’s departure from the Company, Mr. Hyllengren is entitled to receive, subject to a general release in favor of the Company, severance benefits under the terms of his employment agreement, which are described in the compensation disclosures of the Company’s Definitive Proxy Statement filed with the SEC on April 26, 2024. Mr. Hyllengren is also entitled to receive his 2024 annual cash bonus at the same time bonuses are paid to eligible employees. In addition, the Company and Mr. Hyllengren entered into a Separation and Consulting Agreement dated March 31, 2025 (the “Separation and Consulting Agreement”) pursuant to which Mr. Hyllengren will provide consulting services to the Company from March 31, 2025 through July 31, 2025 at an hourly rate. The Separation and Consulting Agreement provides for (i) Mr. Hyllengren to relinquish to the Company all of Mr. Hyllengren’s vested and unvested stock option awards and (ii) the continued vesting during the consulting term of Mr. Hyllengren’s outstanding restricted stock unit awards.

(c)

On March 31, 2025, the Company appointed Yanina Grant-Huerta as the Company’s Chief Accounting Officer and principal accounting officer, effective March 31, 2025.

Ms. Grant-Huerta, age 47, has served as the Company’s Vice President of Financial Planning and Analysis since March 2023. Ms. Grant-Huerta joined the Company in April 2020 as Senior Director of Financial Planning and Analysis. Prior to joining the Company in April 2020, Ms. Grant-Huerta spent 13 years at Amgen Inc. holding roles of increasing responsibility in financial planning and analysis. Yanina Grant-Huerta received her Bachelor’s degree in Economics from Tecnológico de Monterrey and Master’s degree in Statistics from Oklahoma State University.

There are no arrangements or understandings between Ms. Grant-Huerta and any other persons pursuant to which Ms. Grant-Huerta was promoted to Chief Accounting Officer. There are no family relationships between Ms. Grant-Huerta and any director, executive officer or any other person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Ms. Grant-Huerta and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATARA BIOTHERAPEUTICS, INC.

Date: March 31, 2025	By:	/s/ AnhCo Thieu Nguyen
AnhCo Thieu Nguyen President and Chief Executive Officer (Duly Authorized Officer and Principal Executive Officer)